UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 20, 2021

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in OncoCyte Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and in other filings that Oncocyte may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, Oncocyte disclaims any intent or obligation to update these forward-looking statements.

References to “Oncocyte,” “we,” “us,” and “our” are references to OncoCyte Corporation.

Item 1.01 - Entry Into a Material Definitive Agreement

On January 20, 2021, we entered into Subscription Agreements with certain institutional investors for a registered direct offering of 7,301,410 shares of our common stock, no par value, at an offering price of $3.424 per share, for an aggregate purchase price of $25,000,027.84. The price per share was the average of the closing price of our common stock on the NYSE American for the five trading days prior to the date on which we and the investors executed the Subscription Agreements. We will pay no fees or commissions to broker-dealers or any finder’s fees, nor will we issue any stock purchase warrants, in connection with the offer and sale of the shares.

The investors include Broadwood Capital, LP, our largest shareholder, and certain investment funds and accounts managed by Pura Vida Investments, LLC.

We currently intend to use the net proceeds from the offering primarily to promote commercialization of DetermaRx,™ including sales and marketing efforts and by conducting additional clinical studies to support clinical adoption of the test; to complete development of DetermaIO™; for development of other future tests in our pipeline, including DetermaTx™, DetermaMx™, and potentially additional prospective tests; and for general corporate and working capital purposes. We may also use proceeds of this offering to complete our acquisition of the capital stock of Razor Genomics, Inc. or to acquire one or more other businesses or business assets. We may invest proceeds in one or more of our existing subsidiaries or in any new subsidiaries that we may form. We may use the proceeds for purposes that are not contemplated at the time of the offering.

The Subscription Agreements contains terms and conditions, including customary representations, warranties and agreements by us, customary conditions to closing, other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Subscription Agreements were made only for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the Subscription Agreements, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the material terms of the Subscription Agreements is qualified in its entirety by reference to the full text of the Subscription Agreements, which have been filed as an exhibit to this Current Report on Form 8-K and are incorporated herein by reference.

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The shares of common stock are being offered and sold pursuant to a prospectus supplement dated as of January 21, 2021, which has been filed with the Securities and Exchange Commission in connection with a takedown from our shelf registration statement on Form S-3 (File No. 333-231980), which became effective on June 18, 2019, and the base prospectus dated June 18, 2019. The sale of the common stock is expected to close on January 26, 2021, subject to the satisfaction of customary closing conditions.

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Subscription Agreements, dated January 20, 2021, between OncoCyte Corporation and the investors named therein

5.1	Opinion of Counsel

23.1	Consent of counsel (included in Exhibit 5.1)

99.1	Press release dated January 20, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: January 21, 2021	By:	/s/ Mitchell Levine
Mitchell Levine
Chief Financial Officer

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